UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2006

Millstream II Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51065	20-1665695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Devon Park Drive, Building 400
Wayne, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 293-2511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, MILLSTREAM II ACQUISITION CORPORATION ("MILLSTREAM II") INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING MILLSTREAM II SECURITIES, REGARDING ITS MERGER WITH SPECIALTY SURFACES INTERNATIONAL, INC., AS DESCRIBED IN THIS REPORT. THIS CURRENT REPORT ON FORM 8-K WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

EARLYBIRDCAPITAL, INC. ("EBC"), THE MANAGING UNDERWRITER OF MILLSTREAM II'S INITIAL PUBLIC OFFERING ("IPO") CONSUMMATED ON DECEMBER 23, 2004, IS ASSISTING MILLSTREAM II IN THESE EFFORTS WITHOUT CHARGE, OTHER THAN THE REIMBURSEMENT OF ITS OUT-OF-POCKET EXPENSES. MILLSTREAM II AND ITS DIRECTORS AND EXECUTIVE OFFICERS AND EBC MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF MILLSTREAM II STOCKHOLDERS TO BE HELD TO APPROVE THE MERGER.

STOCKHOLDERS OF MILLSTREAM II AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, MILLSTREAM II'S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH MILLSTREAM II'S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ MILLSTREAM II'S FINAL PROSPECTUS, DATED DECEMBER 17, 2004, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE MILLSTREAM II OFFICERS AND DIRECTORS AND OF EBC AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE MERGER. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: MILLSTREAM II ACQUISITION CORPORATION, 435 DEVON PARK DRIVE, BUILDING 400, WAYNE, PENNSYLVANIA 19087. THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, AND THE FINAL PROSPECTUS CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET SITE (HTTP://WWW.SEC.GOV).

Item 1.01 Entry into a Material Definitive Agreement

On August 11, 2006, Millstream II Acquisition Corporation entered into a merger agreement with its wholly owned subsidiary Millstream II Merger Sub, Inc. and Specialty Surfaces International, Inc. d/b/a Sprinturf under which Sprinturf will merge with and into Millstream II Merger Sub, Inc. and become a wholly owned subsidiary of Millstream II. Upon consummation of the merger, Millstream II will change its name to Sprinturf Corporation and seek a listing on NASDAQ.

Under the terms of the merger agreement, Sprinturf’s sole stockholder will receive (i) $10,000,000 in cash, (ii) 4,166,667 shares of the common stock of Millstream II, (iii) additional cash consideration if the value of the 4,166,667 shares is less than $25,000,000, or $6.00 per share, measured the next business day after the closing, in an amount equal to the difference between $6.00 per share and the market price per share of Millstream II’s common stock, multiplied by 4,166,667 shares, not to exceed $2,000,000; and (iv) an amount of additional cash equal to 2% of the increase in Sprinturf’s annual net sales for the fiscal years ended December 31, 2007, 2008 and 2009 over Sprinturf’s net sales for the immediately preceding fiscal year not to exceed $600,000 per annum. The 4,166,667 share of Millstream II common stock to be received by Sprinturf’s stockholder will represent 42.7% of the combined company’s outstanding shares immediately after the closing, assuming none of Millstream II’s stockholders exercise their conversion rights.

750,000 of the Millstream II shares to be issued to Sprinturf’s stockholder will be placed in escrow and will be contributed to Millstream II to satisfy any indemnity obligations Sprinturf’s stockholder may have under the merger agreement. As part of the indemnification, the stockholder is indemnifying Millstream II for approximately $1.4 million against the collection of certain accounts receivable which are not recorded on Sprinturf’s balance sheet.

The closing of the acquisition is subject to customary closing conditions, including Millstream II stockholder approval of the merger agreement. In addition, the closing is conditioned on holders of fewer than 20% of the shares of Millstream II common stock issued in its initial public offering voting against the business combination and electing to convert their Millstream II shares into cash, as permitted by the Millstream II certificate of incorporation. Millstream II’s initial stockholders and officers and directors, holding approximately 17.9% of Millstream II's common stock, have agreed to vote their shares in accordance with the vote of the majority of the non-affiliated Millstream II stockholders. If approved by Millstream II's stockholders, the transaction is expected to close before the end of 2006.

The Sprinturf stockholder has agreed not to sell any of the Millstream II shares she will receive until the six-month anniversary of the closing of the merger. In each of the next succeeding three six-month periods, Sprinturf’s shareholder will not sell more than 1,041,666 shares of Millstream II common stock or 25% of the shares she receives in the merger.

Sprinturf’s sole stockholder will have the right to nominate one member of the combined company’s five member Board of Directors. That member shall, at least initially, be Henry Julicher, the current Chief Executive Officer of Sprinturf. After completion of the merger, Mr. Julicher will assume the title of Founder and will be responsible, among other things for, continued product development, major sales and new strategic initiatives. Arthur Spector, Chairman and Chief Executive Officer of Millstream II, will serve as a Chief Executive Officer and a Director of the combined company

PREVIOUSLY FILED CURRENT REPORT ON FORM 8-K AND THIS AMENDMENT TO SUCH 8-K

On August 11, 2006, Millstream II filed a Current Report on Form 8-K ("August 11, 2006 8-K") that provided certain information about the merger agreement between Millstream II and Sprinturf, the business and operations of Sprinturf and the synthetic turf market.

This Amendment No. 1 to the August 11, 2006 8-K ("8-K Amendment") is being filed to provide information that is supplemental to that included in the August 11, 2006 8-K, including a copy of the slideshow that will be distributed to attendees at presentations regarding the proposed merger that Millstream II intends to hold for certain of its stockholders and other persons who might be interested in purchasing Millstream II’s securities.

You are urged to read the following information together with all of the information provided in the August 11, 2006 8-K.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibt No.	Exhibit Description

99.2	Slide show presentation of Specialty Surfaces, Inc. d/b/a Sprinturf, dated as of August 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLSTREAM II ACQUISITION CORPORATION

Date: August 14, 2006	By: /s/ Arthur Spector
Name: Arthur Spector
Title: Chairman